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The Chase Manhattan Bank                             Neila B. Radin
Legal Department                                     Senior Vice President and
270 Park Avenue                                      Associate General Counsel
New York, New York  10017-2070



                                              December 6, 1999

The Chase Manhattan Corporation
270 Park Avenue

New York, NY 10017

      RE: REGISTRATION STATEMENT ON FORM S-8

Dear Sirs:

      I have acted as counsel to The Chase Manhattan Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 3,100,000 shares of Common Stock, $1 par value per share, of the Company (the "Shares"), that may be issued in connection with the Company's assumption of options granted under (i) the Hambrecht & Quist Group 1996 Equity Plan, (ii) the Hambrecht & Quist Group 1995 Stock Option Plan and (iii) the Stock Option Agreement between Hambrecht & Quist Group and Daniel H. Case III (collectively, the "Options").

      In so acting I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, I am of the opinion that when the Registration Statement has become effective under the Act and the Shares are issued in accordance with the terms of the Options, the Shares will be duly authorized, validly issued and fully paid and non-assessable shares of the Company's Common Stock, $1 par value per share.

      I hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,


                                              /s/ Neila B. Radin
                                              -------------------------------
                                                  Neila B. Radin
                                                  Senior Vice President and
                                                  Associate General Counsel